Exhibit 99.1

WEBSENSE, INC.

Q3 2007 EARNINGS RELEASE (PAGE 1)

INVESTOR CONTACT:	MEDIA CONTACT:
Kate Patterson	Cas Purdy
Websense, Inc.	Websense, Inc.
(858) 320-8072	(858) 320-9493
kpatterson@websense.com	cpurdy@websense.com

NEWS RELEASE

Websense Announces Financial Results for Q3’07

Preliminary Guidance for Fourth Quarter and Fiscal Year 2008 Includes Recently Acquired SurfControl

SAN DIEGO, October 30, 2007—Websense, Inc. (NASDAQ: WBSN) today announced financial results for the third quarter ended September 30, 2007.

Revenue in the third quarter was $50.4 million, an increase of 10 percent from the third quarter of 2006. Third quarter 2007 revenue is net of approximately $950,000 in marketing payments and rebates to channel partners.

Net income calculated using generally accepted accounting principles (GAAP) was $6.4 million, or 14 cents per diluted share, compared with net income of $8.3 million or 18 cents per diluted share in the third quarter of 2006. Non-GAAP net income was $10.9 million or 24 cents per diluted share, a decrease of three percent from comparable non-GAAP net income of $11.3 million in the third quarter of 2006. Third quarter non-GAAP net income and non-GAAP earnings per diluted share exclude acquisition-related costs from the acquisition of SurfControl, the net gain associated with foreign exchange option contracts purchased in connection with the SurfControl acquisition, amortization of intangible assets, and retention bonuses in connection with the PortAuthority acquisition, as well as stock based compensation expense and the related tax effects.

Net billings for Websense in the third quarter were $52.2 million, a decrease of two percent from the third quarter of 2006. Third quarter 2007 net billings represent the full amount of subscription contracts billed to customers during the quarter, less marketing payments and rebates to channel partners of approximately $1.7 million. Third quarter 2006 billings do not reflect the net effect of payments and rebates to channel partners. The amount by which net billings booked in the third quarter exceeded revenue recognized resulted in an increase in deferred revenue of approximately $1.7 million from the end of the second quarter, bringing total deferred revenue to $219.3 million at the end of the third quarter.

Websense completed the acquisition of SurfControl on October 3, 2007. Combined third quarter net billings for Websense and SurfControl were $79.1 million and within the anticipated range of billings

WEBSENSE, INC.

Q3 2007 EARNINGS RELEASE (PAGE 2)

for the combined company. Websense billings were below the previously guided range of $56 to $59 million, primarily due to increased competition from SurfControl in North America.

“We made significant progress executing on our high-level strategic initiatives during the quarter,” said Gene Hodges, Websense chief executive officer. “We delivered bottom line results consistent with expectations; our international performance remained strong; we launched an integrated version of our information leak prevention platform; and we successfully completed major milestones in the acquisition of SurfControl.”

“With the acquisition now closed, our focus for the fourth quarter and 2008 has shifted to customer retention and improved productivity in the combined operation,” added Hodges. “By 2009, we expect our financial results to reflect a more efficient cost structure, as well as incremental top line growth from the expanded product portfolio.”

Operating Cash Flow Increases Sequentially; Current Cash Balances Reflect Acquisition

Net operating cash flow was approximately $13.9 million for the quarter, compared with $2.5 million in the second quarter of 2007 and $19.5 million in the third quarter of 2006. The increase compared to the second quarter is the result of increased collections on accounts receivable as well as higher net income. The decline in operating cash flow compared to the third quarter of 2006 reflects lower net income and a smaller increase in deferred revenue. The company ended the third quarter of 2007 with $279.8 million in cash and investments, of which $219.2 million was restricted for use in the SurfControl acquisition, versus $261.9 million at the end of the June 2007.

On October 3, 2007, the company closed its acquisition of SurfControl. The net purchase price of approximately $416 million was partially funded with a $210 million five-year term loan on October 11, 2007. The remaining $206 million of the purchase price was funded with Websense restricted cash. After closing the SurfControl acquisition, the company had consolidated cash balances of approximately $100 million.

Additional Websense Quarterly Business Metrics*

	Q3’07	Q2’07	Q3’06

Seats under subscription	26.7 million	25.8 million	24.5 million

Billings of security-related products	51%	52%	49%

New business revenue (% of total)	36%	37%	37%

International revenue (% of total)	41%	40%	37%

Average annual contract value	$8,600	$8,300	$9,200

Attach rate for add-on products	61%	62%	63%

Average contract duration (months)	23.1	23.6	22.7

Renewal rate (based on # of customers)	75-80%	75-80%	75-80%

* Metrics are for Websense as of September 30, 2007, prior to the close of the SurfControl acquisition.

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Q3 2007 EARNINGS RELEASE (PAGE 3)

Combined Company Outlook for Fourth Quarter 2007 and Fiscal Year 2008

Websense provides preliminary guidance on its anticipated financial performance for the coming quarter and the next fiscal year based on its assessment of the current business environment and historical seasonal trends in its business, as well as preliminary assessments of historical SurfControl results adjusted to conform to GAAP. Websense expects to complete the conversion of SurfControl historical results from International Financial Reporting Standards (IFRS) to GAAP by December 17, 2007 and plans to provide a non-GAAP pro forma income statement for the combined company for the nine months ended September 30, 2007 at that time.

In providing fourth quarter 2007 and fiscal year 2008 guidance, the company emphasizes that its forward-looking statements are based on current expectations and disclaims any obligation to update the statements as circumstances change. Beginning with fiscal year 2008, the company will no longer provide guidance for quarterly financial results, but will update its annual guidance on a quarterly basis. Non-GAAP guidance for revenue includes revenue of SurfControl that would have been recognized under subscriptions that were included in deferred revenue as of the date of the acquisition that will not be recognized as revenue under GAAP due to the impact of the expected write-down of 85 to 90 percent of SurfControl’s deferred revenue as required by purchase accounting in accordance with GAAP. Non-GAAP guidance excludes stock-based compensation expense as well as certain cash and non-cash expenses related to the acquisitions of PortAuthority and SurfControl, as detailed below.

	Q4’07	2008

Billings	$92 - 95 million	$330 – 345 million

Non-GAAP Revenue	$76 - 79 million	$305 – 320 million

Non-GAAP Operating margin	24 - 25%	28 – 30%

Non GAAP Earnings per diluted share	20 – 23 cents	$1.10 - $1.17

Non-GAAP Tax rate	35%	35%

Average diluted shares outstanding	46 million	47 million

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Q3 2007 EARNINGS RELEASE (PAGE 4)

Conference Call

Management will host a conference call and simultaneous webcast to discuss the results today, October 30, at 2:00 p.m. Pacific Time. To participate in the call, investors should dial (888) 806-6224 (domestic) or (913) 312-1378 (international) ten minutes prior to the scheduled start of the call. A simultaneous audio-only webcast of the call may be accessed on the internet at www.websense.com/investors.

For investors unable to participate in the live event, an archive of the webcast will be available on the company’s Web site through December 31, 2007 and a taped replay of the call will be available for one week at (888) 203-1112 or (719) 457-0820, passcode 2915184.

Non-GAAP Financial Measures

This press release provides financial measures for operating margin, net income and earnings per diluted share that exclude restructuring costs from the acquisition of SurfControl, the net expense or gain associated with foreign exchange option contracts purchased in connection with the SurfControl acquisition, amortization of intangible assets, and charges for in-process research and development and retention bonuses in connection with the PortAuthority acquisition, as well as stock based compensation expense and related tax effects, and therefore are not calculated in accordance with GAAP. All of the excluded items are presented on a tax-effected basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s operating results, trends and prospects and to compare current operating results with historic operating results. A reconciliation of the GAAP and non-GAAP income statements for the third quarter and the year-to-date period is provided at the end of this press release.

This press release also includes financial measures for billings that are not numerical measures that can be calculated in accordance with GAAP. Websense provides this measurement in press releases reporting financial performance because this measurement provides a consistent basis for understanding the company’s sales activities in the current period. The company believes the billings measurement is useful to investors because the GAAP measurements of revenue and deferred revenue in the current period include subscription contracts commenced in prior periods. A reconciliation of billings to deferred revenue for the third quarter of 2007 is set forth at the end of this press release.

This press release also provides guidance for future non-GAAP revenue, non-GAAP operating margin and non-GAAP earnings per diluted share that exclude the impact of the expected write-down of SurfControl’s deferred revenue, restructuring costs relating to headcountreduction and facility closures, integration travel and consultancy fees, system integration and Sarbanes Oxley compliance, the net expense or gain associated with foreign exchange option contracts purchased in connection with the

WEBSENSE, INC.

Q3 2007 EARNINGS RELEASE (PAGE 5)

SurfControl acquisition, amortization of intangible assets and capitalized financing fees and charges for in-process research and development and retention bonuses in connection with the PortAuthority and SurfControl acquisitions, as well as stock-based compensation expense. All of the excluded items are presented on a tax-effected basis, which results in a non-GAAP tax rate. Management believes that the guidance for these non-GAAP financial measures provides meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate the company’s future performance.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN) protects more than 42 million employees from external and internal computer security threats. Using a combination of preemptive ThreatSeeker™ malicious content identification and categorization technology and information leak prevention technology, Websense helps make computing safe and productive. Distributed through its global network of channel partners, Websense software helps organizations block malicious code, prevent the loss of confidential information and manage Internet and wireless access. For more information, visit www.websense.com.

Websense and SurfControl are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other registered and unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

# # #

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements attributed to Gene Hodges, the guidance and outlook for the company’s financial results for the fourth quarter of 2007 and for the 2008 fiscal year, and statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with integrating acquired businesses and launching new product offerings, customer acceptance of the company’s services, products and fee structures in a changing market; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet and security industries; changes in domestic and international market conditions, risks relating to the required use of cash for debt service, the risks of ongoing compliance with the covenants in the senior credit facility, risks related to changes in accounting interpretations and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at www.websense.com/investors. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Tables to follow

WEBSENSE, INC.

Q3 2007 EARNINGS RELEASE (PAGE 6)

Websense, Inc.

Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Revenue	$50,429	$45,742	$150,625	$131,489
Cost of revenues
Cost of revenues	4,466	3,873	13,299	10,955
Amortization of acquired technology	629	—	1,887	—
Total cost of revenues	5,095	3,873	15,186	10,955
Gross margin	45,334	41,869	135,439	120,534
Operating expenses:
Selling and marketing	25,249	21,309	75,289	58,245
Research and development	8,338	5,954	25,789	16,932
General and administrative	6,828	5,535	20,589	15,968
Write off of in-process research and development	—	—	1,270	—
Total operating expenses	40,415	32,798	122,937	91,145
Income from operations	4,919	9,071	12,502	29,389
Other income, net	3,928	2,784	7,843	8,240
Income before income taxes	8,847	11,855	20,345	37,629
Provision for income taxes	2,452	3,550	7,954	13,313
Net income	6,395	8,305	12,391	24,316

Basic net income per share	$0.14	$0.18	$0.28	$0.52
Diluted net income per share	$0.14	$0.18	$0.27	$0.51

Basic common shares	45,194	45,796	45,028	47,102
Diluted common shares	45,607	46,401	45,517	47,926

Financial Data:
Total deferred revenue	$219,270	$199,273	$219,270	$199,273

WEBSENSE, INC.

Q3 2007 EARNINGS RELEASE (PAGE 7)

Websense, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$45,645	$83,523
Cash and cash equivalents - restricted	196,162	—
Marketable securities	15,035	243,382
Marketable securities - restricted	22,991	—
Accounts receivable, net	42,643	52,740
Prepaid income taxes	2,357	—
Current portion of deferred income taxes	18,052	18,179
Other current assets	5,167	3,943
Total current assets	348,052	401,767

Property and equipment, net	7,592	5,793
Intangible assets, net	13,138	1,067
Goodwill	73,625	—
Deferred income taxes, less current portion	21,608	13,806
Deposits and other assets	7,386	1,824
Total assets	$471,401	$424,257

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,425	$2,712
Accrued payroll and related benefits	13,216	9,164
Other accrued expenses	12,414	7,084
Current portion of income taxes payable	1,105	4,229
Current portion of deferred revenue	145,742	148,539
Total current liabilities	173,902	171,728
Income taxes payable, less current portion	9,522	—
Deferred revenue, less current portion	73,528	71,804
Stockholders’ equity:
Common stock	514	509
Additional paid-in capital	258,958	237,302
Treasury stock	(139,786)	(139,744)
Retained earnings	94,763	82,748
Accumulated other comprehensive loss	—	(90)
Total stockholders’ equity	214,449	180,725
Total liabilities and stockholders’ equity	$471,401	$424,257

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Websense, Inc.

Reconciliation of Billings to Deferred Revenue

(Unaudited and in thousands)

Deferred revenue balance June 30, 2007	$217,533

Net billings third quarter 2007	52,166
Less revenue recognized third quarter 2007	50,429

Deferred revenue balance September 30, 2007	$219,270

Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Three Months Ended September 30, 2007
		Acquisition Related	SFAS 123R
	GAAP	Adjustments(2)	Adjustments(3)	Non-GAAP
Revenue	$50,429	$—	$—	$50,429

Cost of revenues:
Cost of revenues	4,466	(54)	(380)	4,032
Amortization of acquired technology	629	(529)	—	100
Total cost of revenues	5,095	(583)	(380)	4,132
Gross margin	45,334	583	380	46,297
Operating expenses:
Selling and marketing	25,249	(619)	(2,231)	22,399
Research and development	8,338	(546)	(1,083)	6,709
General and administrative	6,828	(52)	(1,857)	4,919
Write off of in-process research and development	—	—	—	—
Total operating expenses	40,415	(1,217)	(5,171)	34,027
Income from operations	4,919	1,800	5,551	12,270
Other income, net	3,928	(843)	—	3,085
Net income before income taxes	8,847	957	5,551	15,355
Provision for income taxes	2,452	667	1,329	4,448
Net income	$6,395	$290	$4,222	$10,907
Diluted net income per share	$0.14	$0.01	$0.09	$0.24
Diluted common shares	45,607	45,607	45,607	45,607

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Websense, Inc.

Reconciliation of GAAP to Non-GAAP Consolidated Income Statements

(Unaudited and in thousands, except per share amounts)

	Nine Months Ended September 30, 2007
		Legal	Acquisition Related	SFAS 123R
	GAAP	Settlement(1)	Adjustment(2)	Adjustment(3)	Non-GAAP
Revenue	$150,625	$—	$—	$—	$150,625

Cost of revenues:
Cost of revenues	13,299	(133)	(54)	(1,097)	12,015
Amortization of acquired technology	1,887	—	(1,587)	—	300
Total cost of revenues	15,186	(133)	(1,641)	(1,097)	12,315
Gross margin	135,439	133	1,641	1,097	138,310
Operating expenses:
Selling and marketing	75,289	(389)	(1,342)	(6,436)	67,122
Research and development	25,789	(2,519)	(1,481)	(2,969)	18,820
General and administrative	20,589	(132)	(74)	(5,585)	14,798
Write off of in-process research and development	1,270	—	(1,270)	—	—
Total operating expenses	122,937	(3,040)	(4,167)	(14,990)	100,740
Income from operations	12,502	3,173	5,808	16,087	37,570
Other income, net	7,843	—	210	—	8,053
Net income before income taxes	20,345	3,173	6,018	16,087	45,623
Provision for income taxes	7,954	1,270	1,720	4,257	15,201
Net income	$12,391	$1,903	$4,298	$11,830	$30,422
Diluted net income per share	$0.27	$0.04	$0.09	$0.26	$0.67
Diluted common shares	45,517	45,517	45,517	45,517	45,517

(1)  Legal Settlement costs of $3.2 million associated with the settlement of the class action Tauber v. Websense. This item is excluded because it is a discrete event that management does not consider to be directly related to the company’s core operating performance.

(2)  Acquisition Related Adjustments - Purchase accounting items from the acquisition of PortAuthority including amortization of intangible assets, charge for in-process research and development, accrual for retention bonuses and non-compete payments which are spread over the retention or non-compete periods over which they are earned.  In addition, the acquisition related adjustments include expenses incurred related to the integration efforts of SurfControl as well as the net gain/loss associated with foreign exchange option contracts purchased in connection with the SurfControl acquisition.

(3)  SFAS 123R Adjustments - Stock based compensation expense and the related tax effects